Exhibit 99.1

Selective Reports Solid Third Quarter 2021 Results, Including Net Income of $1.18 per Diluted Common Share, Annualized Return on Common Equity ("ROE") of 10.6%, Non-GAAP Operating Income1 of $1.18 per Diluted Common Share, and a Non-GAAP Operating ROE1 of 10.6%;
Quarterly Dividend Increased 12%, to $0.28 per share

In the third quarter of 2021, we reported:

•Net premiums written ("NPW") increased 13% compared to the third quarter of 2020;
•GAAP combined ratio of 98.6%;
•After-tax net investment income of $75 million, up 35% compared to the third quarter of 2020; and
•Book value per common share of $45.27, up 1% in the third quarter.

Branchville, NJ - October 27, 2021 - Selective Insurance Group, Inc. (NASDAQ: SIGI) reported financial results for the third quarter ended September 30, 2021, with net income per diluted common share of $1.18. Non-GAAP operating income1 per diluted common share was also $1.18. The third quarter combined ratio was a profitable 98.6%, despite $76 million of net catastrophe losses, or 10.0 points on the combined ratio. Hurricane Ida accounted for $43 million of net catastrophe losses, with a number of other events accounting for the remainder. Overall NPW increased 13% from a year ago, driven primarily by continued renewal pure price increases, solid retention rates, and strong new business growth. The Investments segment contributed 11.0 points of annualized ROE, principally due to exceptionally strong alternative investment returns.

"We generated profitable underwriting results and delivered a solid ROE in the third quarter despite elevated catastrophe losses for the industry and Selective. Our 14.5% non-GAAP operating ROE for the first nine months builds on our seven-year track record of double-digit operating ROEs. I am proud of our strong and consistent operating performance and the strength of our balance sheet and capital position. We are well-positioned, with high-quality distribution partner relationships and superior underwriting capabilities, as we look ahead to 2022," said John Marchioni, President and CEO.

Operating Highlights

Consolidated Financial Results	Quarter ended September 30,			Change		Year-to-Date September 30,			Change
$ and shares in millions, except per share data	2021		2020			2021		2020
Net premiums written	$812.9		719.5	13%		$2,444.3		2,091.6	17%
Net premiums earned	767.2		694.5	10		2,232.7		1,976.9	13
Net investment income earned	93.0		68.2	36		246.5		158.6	55
Net realized and unrealized gains (losses), pre-tax	0.2		7.7	(98)		15.4		(24.3)	(163)
Total revenues	865.0		776.6	11		2,509.5		2,123.8	18
Net underwriting income, after-tax	8.6		16.6	(48)		130.0		41.3	215
Net investment income, after-tax	74.7		55.1	35		198.5		129.2	54
Net income available to common stockholders	71.4		69.9	2		297.8		119.3	150
Non-GAAP operating income[1]	71.3		63.8	12		285.7		138.5	106
Combined ratio	98.6%		97.0	1.6	pts	92.6%		97.4	(4.8)	pts
Loss and loss expense ratio	65.9		64.5	1.4		60.0		63.4	(3.4)
Underwriting expense ratio	32.6		32.4	0.2		32.4		33.9	(1.5)
Dividends to policyholders ratio	0.1		0.1	—		0.2		0.1	0.1
Net catastrophe losses	10.0	pts	11.4	(1.4)		5.8	pts	9.9	(4.1)
Non-catastrophe property losses and loss expenses	16.1		15.2	0.9		15.5		14.9	0.6
(Favorable) prior year reserve development on casualty lines	(1.8)		(3.6)	1.8		(3.0)		(2.5)	(0.5)
Net income available to common stockholders per diluted common share	$1.18		1.16	2%		$4.92		1.98	148%
Non-GAAP operating income per diluted common share[1]	1.18		1.06	11		4.72		2.30	105
Weighted average diluted common shares	60.6		60.4	—		60.5		60.3	—
Book value per common share	$45.27		40.00	13		45.27		40.00	13

Overall Insurance Operations

For the third quarter, overall NPW increased 13% from a year ago. The increase in NPW reflected overall renewal pure price increases averaging 4.9%, solid retention rates, and new business growth of 20%. Our combined ratio was 98.6% in the quarter, compared to 97.0% a year ago. Both periods included elevated levels of net catastrophe losses with 10.0 points in the third quarter of 2021 and 11.4 points in the third quarter of 2020, both well above our longer-term averages. Our Insurance Operations generated 1.3 points of annualized ROE in the quarter.

Standard Commercial Lines Segment

For the third quarter, Standard Commercial Lines premiums, representing 80% of total NPW, increased 13% compared to a year ago. Renewal pure price increases that averaged 5.3%, solid retention rates, and new business growth of 24% drove the NPW growth. The third quarter combined ratio was 97.2%, up 4.9 points from a year ago, driven by the items listed in the table below.

Standard Commercial Lines Segment	Quarter ended September 30,			Change		Year-to-Date September 30,			Change
$ in millions	2021		2020			2021		2020
Net premiums written	$652.6		577.8	13%		$1,995.3		1,679.5	19%
Net premiums earned	619.6		558.1	11		1,808.5		1,575.7	15
Combined ratio	97.2%		92.3	4.9	pts	91.4%		95.1	(3.7)	pts
Loss and loss expense ratio	63.5		59.3	4.2		57.9		60.3	(2.4)
Underwriting expense ratio	33.5		32.9	0.6		33.3		34.7	(1.4)
Dividends to policyholders ratio	0.2		0.1	0.1		0.2		0.1	0.1
Net catastrophe losses	8.1	pts	7.0	1.1		4.3	pts	7.0	(2.7)
Non-catastrophe property losses and loss expenses	14.5		13.5	1.0		13.7		13.7	—
(Favorable) prior-year reserve development on casualty lines	(2.3)		(4.5)	2.2		(3.3)		(3.2)	(0.1)

Standard Personal Lines Segment

For the third quarter, Standard Personal Lines premiums, representing 10% of total NPW, were down 2% compared to the prior-year period. Renewal pure price increases averaged 1.2%, retention was 84%, and new business was down 15% compared to the prior year. The third quarter combined ratio was 115.2%, down 3.8 points from a year ago, driven by the items listed in the table below.

Standard Personal Lines Segment	Quarter ended September 30,			Change		Year-to-Date September 30,			Change
$ in millions	2021		2020			2021		2020
Net premiums written	$78.2		79.7	(2)%		$221.9		225.5	(2)%
Net premiums earned	73.4		76.0	(3)		220.5		223.7	(1)
Combined ratio	115.2%		119.0	(3.8)	pts	99.0%		109.1	(10.1)	pts
Loss and loss expense ratio	88.8		91.7	(2.9)		72.7		81.4	(8.7)
Underwriting expense ratio	26.4		27.3	(0.9)		26.3		27.7	(1.4)
Net catastrophe losses	26.7	pts	37.4	(10.7)		13.7	pts	29.7	(16.0)
Non-catastrophe property losses and loss expenses	39.1		29.5	9.6		34.8		27.1	7.7
(Favorable) prior-year reserve development on casualty lines	—		—	—		—		—	—

Excess and Surplus Lines Segment

For the third quarter, Excess and Surplus Lines premiums, representing 10% of total NPW, were up 32% compared to the prior-year period, driven by renewal pure price increases that averaged 5.6%, increased retention rates, and new business growth of 20%. The third quarter combined ratio was 93.7%, down 18.3 points from a year ago, driven by the items listed in the table below.

Excess and Surplus Lines Segment	Quarter ended September 30,			Change		Year-to-Date September 30,			Change
$ in millions	2021		2020			2021		2020
Net premiums written	$82.1		62.1	32%		$227.1		186.6	22%
Net premiums earned	74.3		60.5	23		203.8		177.5	15
Combined ratio	93.7%		112.0	(18.3)	pts	96.3%		102.2	(5.9)	pts
Loss and loss expense ratio	62.8		77.8	(15.0)		64.7		67.4	(2.7)
Underwriting expense ratio	30.9		34.2	(3.3)		31.6		34.8	(3.2)
Net catastrophe losses	9.2	pts	19.5	(10.3)		10.5	pts	10.6	(0.1)
Non-catastrophe property losses and loss expenses	6.5		13.2	(6.7)		10.5		10.9	(0.4)
(Favorable) prior year reserve development on casualty lines	—		—	—		(3.4)		—	(3.4)

Investments Segment

For the third quarter, net investment income, after-tax, of $75 million was up $20 million, or 35%, compared to the third quarter of 2020. Alternative investments, which are reported on a one-quarter lag, drove the increase with $34 million in after-tax gains, an increase of $19 million from the third quarter of 2020. For the quarter, the after-tax earned income yield on the overall portfolio averaged 3.8%, and the after-tax earned income yield on the fixed income securities portfolio averaged 2.5%. For the third quarter, the investment portfolio generated 11.0 points of annualized ROE. Invested assets per dollar of common stockholders' equity was $2.89 at September 30, 2021.

Investments Segment	Quarter ended September 30,		Change		Year-to-Date September 30,		Change
$ in millions, except per share data	2021	2020			2021	2020
Net investment income earned, after-tax	$74.7	55.1	35%		$198.5	129.2	54%
Net investment income per common share	1.23	0.91	35		3.28	2.14	53
Effective tax rate	19.7%	19.1	0.6	pts	19.5%	18.6	0.9	pts
Average yields:
Portfolio:
Pre-tax	4.8	3.8	1.0		4.3	3.0	1.3
After-tax	3.8	3.1	0.7		3.4	2.5	0.9
Fixed income securities:
Pre-tax	3.1%	3.2	(0.1)	pts	3.2%	3.2	—	pts
After-tax	2.5	2.6	(0.1)		2.6	2.6	—
Annualized ROE contribution	11.0	9.4	1.6		10.1	7.5	2.6

Balance Sheet

$ in millions, except per share data	September 30, 2021		December 31, 2020		Change
Total assets	$10,442.2		9,687.9		8%
Total investments	7,859.2		7,505.6		5
Long-term debt	500.9		550.7		(9)
Stockholders’ equity	2,922.1		2,738.9		7
Common stockholders' equity	2,722.1		2,538.9		7
Invested assets per dollar of common stockholders’ equity	2.89		2.96		(2)
Net premiums written to policyholders' surplus	1.35	x	1.30	x	0.05	x
Book value per common share	$45.27		42.38		7
Debt to total capitalization	14.6%		16.7%		(2.1)	pts

Book value per common share was up 7% in the first nine months of 2021. The increase was driven by $4.92 of net income per diluted common share, partially offset by (i) a $1.36 reduction in net unrealized gains on our fixed income securities portfolio from higher long-term interest rates in 2021, and (ii) $0.75 of dividends on our common stock paid to shareholders. During the first nine months of 2021, the Company repurchased 52,781 shares at an average price of $64.49 per share for a total of $3.4 million, with all share repurchases made in the first quarter. Capacity under our existing repurchase authorization remained at $96.6 million as of September 30, 2021.

Selective's Board of Directors declared:
•A 12% increase in the quarterly cash dividend on common stock, to $0.28 per common share, that is payable December 1, 2021, to holders of record on November 15, 2021; and
•A cash dividend of $287.50 per share on our 4.60% Non-Cumulative Preferred Stock, Series B (equivalent to $0.28750 per depository share) payable on December 15, 2021, to holders of record as of November 30, 2021.

Guidance
For 2021, Selective has revised its full-year guidance as follows:

•A GAAP combined ratio, excluding net catastrophe losses, of 88% (prior guidance 89%) that assumes no fourth quarter prior-year casualty reserve development;

•Net catastrophe losses of 5.0 points (prior guidance 4.0 points) on the combined ratio;

•After-tax net investment income of $240 million (prior guidance $220 million) that includes $75 million (prior guidance of $55 million) in after-tax net investment income from our alternative investments;

•An overall effective tax rate of approximately 20.5% that includes an effective tax rate of 19.5% (prior guidance 19.0%) for net investment income and 21.0% for all other items; and

•Weighted average shares of 60.5 million on a fully diluted basis.

The supplemental investor package, including financial information that is not part of this press release, is available on the Investors page of Selective’s website at www.Selective.com. Selective’s quarterly analyst conference call will be simulcast at 9:00 a.m. ET, on Thursday, October 28, 2021, at www.Selective.com. The webcast will be available for rebroadcast until the close of business on November 27, 2021.

About Selective Insurance Group, Inc.
Selective Insurance Group, Inc. is a holding company for 10 property and casualty insurance companies rated "A" (Excellent) by AM Best. Through independent agents, the insurance companies offer standard and specialty insurance for commercial and personal risks and flood insurance through the National Flood Insurance Program’s Write Your Own Program. Selective’s unique position as both a leading insurance group and an employer of choice is recognized in a wide variety of awards and honors, including listing in the Fortune 1000 and being named one of "America's Best Mid-Size Employers" by Forbes Magazine. For more information about Selective, visit www.Selective.com.

1Reconciliation of Net Income Available to Common Stockholders to Non-GAAP Operating Income and Certain Other Non-GAAP Measures
Non-GAAP operating income, non-GAAP operating income per diluted common share, and non-GAAP operating return on common equity differ from net income available to common stockholders, net income available to common stockholders per diluted common share, and return on common equity, respectively, by the exclusion of after-tax net realized and unrealized gains and losses on investments. They are used as important financial measures by management, analysts, and investors, because the timing of realized investment gains and losses on sales of securities in any given period is largely discretionary. In addition, net realized and unrealized gains and losses on investments that are charged to earnings could distort the analysis of trends. These operating measurements are not intended as a substitute for net income available to common stockholders, net income available to common stockholders per diluted common share, and return on common equity prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of net income available to common stockholders, net income available to common stockholders per diluted common share, and return on common equity to non-GAAP operating income, non-GAAP operating income per diluted common share, and non-GAAP operating return on common equity, respectively, are provided in the tables below.

Note: All amounts included in this release exclude intercompany transactions.

Reconciliation of Net Income Available to Common Stockholders to Non-GAAP Operating Income

$ in millions	Quarter ended September 30,		Year-to-Date September 30,
	2021	2020	2021	2020
Net income available to common stockholders	$71.4	69.9	297.8	119.3
Net realized and unrealized (gains) losses, before tax	(0.2)	(7.7)	(15.4)	24.3
Tax on reconciling items	—	1.6	3.2	(5.1)
Non-GAAP operating income	$71.3	63.8	285.7	138.5
Reconciliation of Net Income Available to Common Stockholders per Diluted Common Share to Non-GAAP Operating Income per Diluted Common Share

	Quarter ended September 30,		Year-to-Date September 30,
	2021	2020	2021	2020
Net income available to common stockholders per diluted common share	$1.18	1.16	4.92	1.98
Net realized and unrealized (gains) losses, before tax	—	(0.13)	(0.25)	0.40
Tax on reconciling items	—	0.03	0.05	(0.08)
Non-GAAP operating income per diluted common share	$1.18	1.06	4.72	2.30

Reconciliation of Return on Equity to Non-GAAP Operating Return on Equity

	Quarter ended September 30,		Year-to-Date September 30,
	2021	2020	2021	2020
Annualized Return on Equity	10.6%	11.9	15.1	6.9
Net realized and unrealized (gains) losses, before tax	—	(1.3)	(0.8)	1.4
Tax on reconciling items	—	0.3	0.2	(0.3)
Annualized Non-GAAP Operating Return on Equity	10.6%	10.9	14.5	8.0

Note: Amounts in the tables above may not foot due to rounding.

Forward-Looking Statements

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. These statements relate to our intentions, beliefs, projections, estimations, or forecasts of future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, or performance to be materially different from those expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by use of words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue” or other comparable terminology. These statements are only predictions, and we can give no assurance that such expectations will prove to be correct. We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements for any reason.

Factors that could cause our actual results to differ materially from what we project, forecast, or estimate in forward-looking statements, include without limitation:
•Related to COVID-19:
◦Governmental directives to contain or delay the spread of the COVID-19 pandemic have disrupted ordinary business commerce and impacted financial markets. These governmental actions, the extent, duration, and possible alteration based on future COVID-19-related developments that we cannot predict, could materially and adversely affect our results of operations, net investment income, financial position, and liquidity.
◦The amount of premium we record may be reduced and our underwriting results may be adversely impacted by (i) voluntary premium credits on in-force commercial and personal automobile policies, (ii) state insurance commissioner or other regulatory directives to implement premium-based credit in lines other than commercial and personal automobile, and we may be required to return more premium than warranted by our filed rating plans and actual loss experience, (iii) the effects of our voluntary efforts or the directives from various state insurance regulators to extend individualized payment flexibility and suspend policy cancellations, late payment notices, and late or reinstatement fees, (iv) return premiums that could be significant because our general liability and workers compensation policies provide for premium audit of revenues and payrolls, and (v) collectability of premiums, which may be impacted by policyholder financial distress and insolvency.
◦Our loss and loss expenses may increase, our related reserves may not be adequate, and our financial condition and liquidity may be materially impacted if litigation or changes in statutory or common law (i) require payment of COVID-19-related business interruption losses despite contrary terms, conditions, and exclusions in our policies or (ii) presume that COVID-19 is a work-related illness compensable under workers compensation policies for employees who contract the virus, regardless of whether they worked in industries defined as essential in various COVID-19-related governmental directives or interacted with the public as part of their job duties.
◦Our net investment income may be impacted by the significant equity and debt financial market volatility resulting from the COVID-19 pandemic and the related governmental orders because (i) financial market volatility is reflected in our alternative investments’ performance, (ii) increased spreads on fixed income securities may create mark-to-market investment valuation losses that reduce unrealized capital gains and impact GAAP equity, and (iii) net realized losses may increase if we intend to sell more securities, particularly in asset classes that are more significantly impacted by COVID-19-related governmental directives and to which the Federal Reserve Board is providing liquidity and structural support.
◦To varying degrees, the effect, lifting, or lapsing of COVID-19-related governmental directives in 2021 have disrupted supply chains and caused shortages of products, services, and labor. These shortages may impact our ability to attract and retain labor, including increasing attrition rates, wages, and the cost and difficulty of obtaining third-party non-U.S.-based resources.
•Difficult conditions in global capital markets and the economy, including the risk of prolonged higher inflation, could increase loss costs and negatively impact investment portfolios;
•Deterioration in the public debt and equity markets and private investment marketplace that could lead to investment losses and interest rate fluctuations;
•Ratings downgrades on individual securities we own could affect investment values and, therefore, statutory surplus;
•The adequacy of our loss reserves and loss expense reserves;
•Frequency and severity of natural and man-made catastrophic events, including without limitation hurricanes, tornadoes, windstorms, earthquakes, hail, terrorism, including cyber-attacks, explosions, severe winter weather, floods, and fires;
•Adverse market, governmental, regulatory, legal, or judicial conditions or actions;
•The geographic concentration of our business in the eastern portion of the United States;
•The cost, terms and conditions, and availability of reinsurance;
•Our ability to collect on reinsurance and the solvency of our reinsurers;
•The impact of changes in U.S. trade policies and imposition of tariffs on imports that may lead to higher than anticipated inflationary trends for our loss and loss expenses;
•Uncertainties related to insurance premium rate increases and business retention;
•Changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;
•The effects of data privacy or cyber security laws and regulations on our operations;

•Major defect or failure in our internal controls or information technology and application systems that result in harm to our brand in the marketplace, increased senior executive focus on crisis and reputational management issues and/or increased expenses, particularly if we experience a significant privacy breach;
•Recent federal financial regulatory reform provisions that could pose certain risks to our operations;
•Our ability to maintain favorable ratings from rating agencies, including AM Best, Standard & Poor’s, Moody’s, and Fitch;
•Our entry into new markets and businesses; and
•Other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and other periodic reports.

These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors that we cannot predict or assess may emerge from time-to-time.

Selective’s SEC filings can be accessed through the Investors page of Selective’s website, www.Selective.com, or through the SEC’s EDGAR Database at www.sec.gov (Selective EDGAR CIK No. 0000230557).

Investor Contact: Rohan Pai 973-948-1364 Rohan.Pai@Selective.com	Media Contact: Jamie M. Beal 973-948-1234 Jamie.Beal@Selective.com

Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 www.Selective.com